Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of DIRECTV on Form S-8 of our report dated February 26, 2009 and May 29, 2009 (as to the effects of Accounting Standards Codification (ASC) 810-10-65-1 (formerly Statement of Financial Accounting Standards No. 160 ‘‘Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51,’’) as described in Note 2 of the Notes to the Consolidated Financial Statements) related to the consolidated financial statements of The DIRECTV Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of ASC 740-10 (formerly Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109) and ASC 715-20 (formerly Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R))), appearing elsewhere in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

November 19, 2009